Exhibit 23.3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the incorporation by reference in this Registration Statement of Alta Equipment Group, Inc. (formerly known as B. Riley Principal Merger Corp.) on Amendment No. 1 to Form S-1 (File Number 333-251468) pursuant to Rule 462(b) of the Securities Act of 1933, as amended, of our report dated March 25, 2020, with respect to our audits of the financial statements of Alta Equipment Group Inc. (formerly known as B. Riley Principal Merger Corp.) as of December 31, 2019 and 2018 and for each of the two years in the period ended December 31, 2019, which report appears in the Prospectus, which is part of the Registration Statement on Form S-1 as filed (File No. 333-251097). We were dismissed as auditors on March 25, 2020 and, accordingly, have not performed any audit or review procedures with respect to any financial statements appearing in such Prospectus for the periods after the date of March 25, 2020.

/s/ Marcum LLP

Marcum LLP

New York, NY

December 18, 2020